                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]:
Filed by a Party other than the Registrant  [ ]

CHECK THE APPROPRIATE BOX:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                        Only (as permitted  by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ADVOCAT INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                  ADVOCAT INC.
                       277 MALLORY STATION ROAD, SUITE 130
                            FRANKLIN, TENNESSEE 37067

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2001

         Notice is hereby given that the Annual Meeting of Stockholders of Advocat Inc. (the "Company") will be held at 1800 AmSouth Center, Nashville, Tennessee on Thursday, June 21, 2001, at 9:00 a.m. Central Daylight Time, for the following purposes:

1. To elect two Class 1 directors to hold office for a three (3) year term until their successors are duly elected and qualified;

2. To amend the Company's 1994 Nonqualified Stock Option Plan for Directors to increase the number of shares of Common Stock reserved for issuance from 190,000 shares to 340,000 shares;

3. To amend the Company's 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares of Common Stock reserved for issuance from 1,060,000 shares to 1,860,000 shares;

4. To amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 250,000 to 550,000 shares.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on May 10, 2001 will be entitled to vote at the meeting.

         The Company's Board of Directors urges all stockholders of record to exercise their right to vote at the meeting personally or by proxy. Accordingly, we are sending you the accompanying Proxy Statement and the enclosed proxy card.

         Your attention is directed to the Proxy Statement accompanying this notice for a statement regarding matters to be acted upon at the meeting.

                                       By Order of the Board of Directors,



                                       William R. Council, III, Secretary

Franklin, Tennessee
April 26, 2001

         YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                                  ADVOCAT INC.
                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advocat Inc., a Delaware corporation, with its principal offices at 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067 (together with its subsidiaries, "Advocat" or the "Company"), to be used at the Annual Meeting of Stockholders to be held on June 21, 2001, at 9:00 a.m. Central Daylight Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and form of proxy are being mailed to stockholders on or about May 15, 2001.

         A stockholder who executes a proxy has the right to revoke the proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS CLASS 1 DIRECTORS; FOR THE AMENDMENT TO THE 1994 NONQUALIFIED DIRECTORS PLAN; FOR THE AMENDMENT TO THE 1994 NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL; AND FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN. Management does not know of any other matters that will be presented for action at the Annual Meeting of Stockholders. If any other matter does come before the meeting, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

         The cost of this proxy solicitation will be borne by the Company. It is contemplated that proxies will be solicited solely by mail. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the Company's shares.

                       SUMMARY OF MATTERS TO BE CONSIDERED

         At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to vote on (1) the election of two nominees to serve as Class 1 directors for a three-year term and until their successors are duly elected and qualified (see "Proposal 1: Election of Directors"); (2) to amend the Company's 1994 Nonqualified Stock Option Plan for Directors to increase the number of shares of Common Stock reserved for issuance from 190,000 shares to 340,000 shares; (see "Proposal 2: Amendment to 1994 Nonqualified Stock Option Plan for Directors Increasing Shares Available for Grant"); (3) to amend the Company's 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares of Common Stock reserved for issuance from 1,060,000 shares to 1,860,000 shares (see "Proposal 3: Amendment to 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel Increasing Shares Available for Grant"); and (4) to amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 250,000 to 550,000 shares (see "Proposal 4: Amendment to Company's Employee Stock Purchase Plan Increasing Shares Reserved for Issuance").

                                     VOTING

         Stockholders of record as of May 10, 2001 will be entitled to vote at the annual meeting. At the close of business on that day, there were outstanding 5,491,621 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote, which may be given in person or by proxy authorized in writing. The Company has no other classes of voting stock issued. The Company has 393,658 shares of Series B Redeemable Convertible Preferred Stock outstanding, but such preferred stock has no voting right. The Company has the authority to issue additional shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

         To vote by proxy, a stockholder should complete, sign, date and return the enclosed proxy to the Secretary of the Company. The Board of Directors urges you to complete the proxy card whether or not you plan to attend the meeting. If you attend the meeting in person, you may, if you wish, vote in person on all matters brought before the meeting even if you have previously delivered your proxy. Any stockholder who has given a proxy may revoke it any time prior to its exercise by filing an instrument revoking it with the Secretary of the Company, by duly executing a proxy bearing a later date, or by attending the meeting and voting in person. The mere presence at the meeting of a stockholder who has appointed a proxy will not revoke the appointment.

         The director nominees will be elected by a plurality of the votes cast by the holders of the Common Stock present or represented and entitled to vote at the annual meeting. All other matters submitted to the stockholders will be approved by the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting of Stockholders. Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes have no legal effect on the election of directors. On matters requiring majority vote for approval, abstentions, and broker non-votes have the effect of negative votes.

                          STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The table below sets forth, as of March 31, 2001, the number and percentage of outstanding shares of the Company's Common Stock owned by all persons known to the Company to be holders of 5% or more of such securities, by each director, by each of the executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, all holdings are of record and beneficial.

                                                                              NUMBER OF
                                                                                SHARES            PERCENTAGE
                                                                             BENEFICIALLY      SHARES OF TOTAL
NAME                                                                           OWNED(1)         OUTSTANDING(2)
----                                                                         ------------      ---------------
Richard M. Sullivan(3) ............................................             634,650             11.6%

Charles W. Birkett, M.D.(4) .......................................             495,382              8.5%

Paul Richardson(5) ................................................             262,954              4.6%

Charles H. Rinne(6) ...............................................              50,000                *

Edward G. Nelson(7) ...............................................              28,000                *

William C. O'Neil, Jr.(7) .........................................              26,000                *

J. Bransford Wallace(8) ...........................................              23,000                *

Joseph Furlong(9) .................................................              10,000                *

James F. Mills, Jr ................................................                 -0-                *

All directors and executive officers as a group (8 persons)(10) ...             912,003             14.7%

---------------
         * less than 1%

         (1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

         (2) The percentages shown are based on 5,491,621 shares of Common Stock outstanding plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of March 31, 2001.

         (3) Based solely on Schedule 13G filing made by Mr. Sullivan on February 12, 2001.

         (4)      Includes 85,000, 50,000, 50,000, 75,000 and 50,000 shares
                  purchasable upon exercise of options at exercise prices of $9.50, $9.75, $10.0625, $1.8125 and $0.35 per share, respectively, issued under the Key Personnel Plan and 15,000, 1,000, 1,000, 1,000, 1,000, 1,000, 667, 333 and 5,000 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125, $8.3125, $5.5625, $0.15,
                  $1.0625 and $0.35 per share, respectively, issued under the 1994 Nonqualified Stock Option Plan for Directors (the "Director Plan"). Also includes 1,500 shares owned by Dr. Birkett's wife of which Dr. Birkett disclaims beneficial ownership.

         (5)      Includes 85,000, 30,000, 25,000, 20,000 and 25,000 shares
                  purchasable upon exercise of options at exercise prices of $9.50, $9.75, $10.0625, $1.8125 and $0.35 per share, respectively, issued under the Key Personnel Plan and 15,000, 1,000, 1,000, 1,000, 1,000, 1,000, 667, 333 and 5,000 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125, $8.3125, $5.5625, $0.15,
                  $1.0625 and $0.35 per share, respectively, issued under the Director Plan. Also includes

                  4,000 shares owned by Mr. Richardson's wife and a family trust of which Mr. Richardson disclaims beneficial ownership.

         (6) Includes 33,333 and 16,667 shares purchasable upon exercise of options at an exercise price of $1.875 and $0.35 per share, respectively, issued under the Key Personnel Plan.

         (7)      Includes 15,000, 1,000, 1,000, 1,000, 1,000, 1,000, 667, 333
                  and 5,000 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125, $8.3125,
                  $5.5625, $0.15, $1.0625 and $0.35 per share, respectively, issued under the Director Plan.

         (8)      Includes 15,000, 1,000, 1,000, 667, 333 and 5,000 shares
                  purchasable upon exercise of options at an exercise price of $9.25, $8.3125, $5.5625, $0.15, $1.0625 and $0.35 per share issued under the Director Plan.

         (9) Includes 5,000 and 5,000 shares purchasable upon exercise of options at exercise prices of $1.0938 and $0.35 per share, respectively, issued under the Director Plan.

         (10) Includes 561,667 and 137,000 shares purchasable upon exercise of options issued under the Key Personnel Plan and the Director Plan, respectively.

                               EXECUTIVE OFFICERS

The following table sets forth, as of March 5, 2001, the Company's executive officers:

NAME OF OFFICER               AGE        OFFICER SINCE        POSITION WITH THE COMPANY
---------------               ---        -------------        -------------------------
Dr. Charles W. Birkett        64           Inception          Chief Executive Officer and Chairman of the Board of Directors of the
                                                              Company; President, Chief Executive Officer and a Director of
                                                              Diversicare from September 1991 to May 1994; Director of Counsel
                                                              Corporation from 1983 to May 1994; Chairman of the Board of
                                                              Directors and Chief Executive Officer of Diversicare Management
                                                              Services ("DMS") from September 1991 to present; Chairman of the
                                                              Board of Directors and Chief Executive Officer of Diversicare
                                                              Leasing Corp. ("DLC") from May 1994 to present; and President of
                                                              Diversicare Incorporated ("DINC") from February 1980 to May 1994.

Paul Richardson               52           Inception          Executive Vice President and a Member of the Board of Directors of the
                                                              Company; President and Chief Executive Officer of the Company's
                                                              Canadian operating subsidiary; President and Chief Operating
                                                              Officer of the Company from May 1994 through February 1997;
                                                              Executive Vice President of Diversicare from September 1991 to May
                                                              1994; President of DMS from November 1991 through February 1997;
                                                              President of DLC from May 1994 through February 1997; Executive
                                                              Vice President of DINC from March 1991 to May 1994.

Charles H. Rinne              52         June 28, 1999        President and Chief Operating Officer since June 1999. From 1996 to
                                                              1999 Mr. Rinne was Executive Vice President and Chief Operational
                                                              Officer for Britthaven Inc. Mr. Rinne was Director of Operations at
                                                              Hillhaven Inc. from 1994 to 1996; President at Senior Dynamics Inc.
                                                              from 1991 to 1994, and Senior Vice President at Sterling Care Inc.
                                                              from 1989 to 1991.

William R. Council, III       39         March 5, 2001        Executive Vice President, Chief Financial Officer and Secretary of the
                                                              Company from March 5, 2001 to present; Chief Executive Officer and
                                                              Vice President for Senior Counseling Group from November 1998 through January 2001; Senior Audit Manager at Arthur Andersen LLP
                                                              from September 1990 to November 1998 and Audit Staff from January
                                                              1985 through September 1990. Mr. Council is a certified public accountant.

NAME OF OFFICER               AGE        OFFICER SINCE        POSITION WITH THE COMPANY
---------------               ---        -------------        -------------------------
James F. Mills, Jr.           54        January 31, 2000      Vice President and Corporate  Controller from January 1, 2000  to
                                                              January 28, 2000. Mr. Mills was Acting Chief Financial Officer of
                                                              the Company from January 28, 2000 to May 11, 2000, and was appointed Senior Vice President and Chief Financial Officer on May
                                                              12, 2000. Effective March 31, 2001, Mr. Mills has left the Company.
                                                              Mr. Mills was Vice President and Corporate Controller for Horace
                                                              Small Apparel, PLC from 1995 through 1999. From 1985 through 1995 he was Vice President of Finance and Senior Vice President of
                                                              Operations for Globe Business Furniture, Inc. Mr. Mills is a
                                                              certified public accountant.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation for the services in all capacities to the Company for the three fiscal years ended December 31, 2000, of the individual who served as the Company's chief executive officer during the 2000 fiscal year and of the other individuals who served the Company as executive officers as of the end of the 2000 fiscal year or during the 2000 fiscal year and met the reporting requirements.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation
                                        -----------------------------------------------------------------
                                                                                             Other
    Name and Principal                                                                       Annual
         Position                        Year(1)         Salary($)          Bonus($)   Compensation($)(1)
                                        --------         ---------          --------   ------------------
Dr. Charles W. Birkett(2)(4)              2000            325,000                --            --
  Chairman of the Board                   1999            325,000                --            --
  of Directors, Chief                     1998            325,000                --            --
  Executive Officer,
  President and Chief
  Operating Officer

Paul Richardson(2)                        2000            105,903            13,237            --
  Executive Vice President,               1999            106,060            12,438            --
  Director, and Chief                     1998             94,256            10,436            --
  Executive Officer of the
  Company's Canadian
  operating subsidiary

James F. Mills, Jr.(3)                    2000            150,000                --            --
  Executive Vice President,
  Chief Financial Officer,
  Secretary, and Director

Charles H. Rinne(4)                       2000            250,000
  President and Chief                     1999            108,173                --            --
  Operating Officer

                                                             Long-Term Compensation
                                        --------------------------------------------------------------
                                                   Awards                            Payouts
                                        ----------------------------    ------------------------------
                                        Restricted     Securities
    Name and Principal                     Stock       Underlying          LTIP         All Other
         Position                        Awards($)   Options/SARs(#)    Payouts($)  Compensation($)(2)
                                        ----------   ---------------    ----------  ------------------
Dr. Charles W. Birkett(2)(4)                --             1,000                              87
  Chairman of the Board                     --            76,000            --             6,000
  of Directors, Chief                       --            51,000            --            19,500
  Executive Officer,
  President and Chief
  Operating Officer

Paul Richardson(2)                          --             1,000            --             4,506
  Executive Vice President,                 --            21,000            --             4,940
  Director, and Chief                       --            26,000            --             4,933
  Executive Officer of the
  Company's Canadian
  operating subsidiary

James F. Mills, Jr.(3)                      --                --            --                --
  Executive Vice President,
  Chief Financial Officer,
  Secretary, and Director

Charles H. Rinne(4)                                          -0-                              87
  President and Chief                       --            50,000            --               242
  Operating Officer

---------------
(1) Perquisites for each executive officer are in amounts that do not require disclosure.
(2) Includes matching contributions made under the Company's Supplemental Executive Retirement Plan (at 6% of salary) for Dr. Birkett, $6,000 and $19,500 1999 and 1998, respectively. The 1999 amount also includes 10% matching contributions of $1,000 for Dr. Birkett under the Company's 401K plan and $87 for 2000. In the case of Mr. Richardson, a Canadian citizen, the amounts include contributions to Mr. Richardson's Registered Retirement Savings Plan of $4,506, $4,940 and $4,933 for 2000, 1999 and 1998, respectively.
(3)      Mr. Mills left the Company effective March 31, 2001.
(4) Effective June 28, 1999, Dr. Birkett resigned as President and Chief Operating Officer of the Company and was replaced in these capacities by Mr. Rinne.

EMPLOYMENT AGREEMENTS

         On May 14, 1994, the Company entered into employment agreements with each of Dr. Birkett and Mr. Richardson. Dr. Birkett serves as Chief Executive Officer of the Company and Mr. Richardson serves as Executive Vice President of the Company and as President and Chief Executive Officer of the Company's Canadian operating subsidiary. The Employment Agreements for Dr. Birkett and Mr. Richardson provide for a base annual salary of $250,000 and $175,000, respectively, which salaries are subject to change by the Company's Compensation Committee. For the year 2000, Dr. Birkett's base annual salary remained at $325,000. Effective January 1, 2001, Mr. Richardson's base annual salary was increased to $168,380 Canadian ($105,903 U.S. at the December 31, 2000 exchange rate). The initial term of the employment agreement for Dr. Birkett expired on the third anniversary of the date of execution thereof. The initial term of the employment agreements for Mr. Richardson expired on the second anniversary of the date of execution thereof. The employment agreements renew automatically for one-year periods unless 30 days notice is given by either the Company or the employee.

         On June 28, 1999, the Company entered into an employment agreement with Mr. Rinne (the "Rinne Employment Agreement") to serve as President of the Company. The Rinne Employment Agreement has an initial term that ended on June 28, 2000 and renews automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Rinne Employment Agreement provides for a base salary of $225,000 which is subject to change by the Company's Compensation Committee.

         On January 1, 2000, James F. Mills, Jr. entered into an employment agreement with the Company as its Chief Executive Officer. Mr. Mills' employment agreement with the Company, as amended on January 10, 2000, provided for a base salary of $ 150,000, which salary was subject to change by the Company's Compensation Committee. The initial term of the employment agreement for Mr. Mills expired on the first anniversary of the date of execution thereof. Mr. Mills's employment agreement automatically renewed for one-year periods unless 30 days notice was given by either the Company or Mr. Mills. Effective as of March 31, 2001, Mr. Mills and the Company entered into a Mutual Separation Agreement with Waiver and Release of all Claims (the "Separation Agreement"). The Separation Agreement provides for the termination of Mr. Mills's employment agreement as of March 31, 2001, and provides that the Company will pay Mr. Mills a severance payment in the amount of $150,000, less statutory withholdings and deductions, plus a bonus in the amount of $15,000. The Separation Agreement also provides that Mr. Mills will be entitled to COBRA continuation benefits provided under the Company's group health plan beginning on March 31, 2001. Each of the Company and Mr. Mills also agreed in the Separation Agreement to waive and release any and all claims and liabilities, whether or not presently known to exist, that either party may have against the other party relating to Mr. Mills' employment with the Company.

     In addition, each of the employment agreements may be terminated by the Company without cause at any time and by the employee as a result of "constructive discharge" (e.g., a reduction in compensation or a material change in responsibilities) or a "change in control" (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control, or upon the Company giving notice of its intent not to renew his employment agreement, Dr. Birkett shall be entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary. In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew their respective employment agreements, Mr. Richardson and Mr. Rinne shall be entitled to receive a lump sum severance payment in an amount equal to 24 months of his monthly base salary. Furthermore, upon such termination, each employee may elect to require the Company to repurchase options granted to him under the Key Personnel Plan for a purchase price equal to the difference between the fair market value of the Common Stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event that an employment agreement is terminated earlier by the Company for cause (as defined therein), or by the employee other than upon a constructive discharge or a change in control, the employee shall not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the terminated employee is prohibited from competing with the Company for 12 months.

OPTION GRANTS

         The table below provides information on grants of stock options pursuant to the Key Personnel Plan and the Director Plan during the fiscal year ended December 31, 2000, to the named executive officers reflected in the Summary Compensation Table. The Company grants no stock appreciation rights.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                                     Potential
                                                                                                                     Realizable
                                                                                                                  Value at Assumed
                                                                                                                   Annual Rate of
                               Number of       Percent of                                                            Stock Price
                              Securities     Total Options/      Exercise       Market                            Appreciation for
                              Underlying      SARs Granted       of Base       Price on                            Options Term(1)
                               Options        to Employees        Price        Date of         Expiration         -----------------
Name                           granted       in Fiscal Year     ($/Share)       Grant             Date             5%          10%
----                          ----------     --------------     ---------      --------        ----------         ---         -----
Dr. Charles W. Birkett          1,000(2)          0.50          1.0625          1.0625          12/31/10          687         1,814

Charles H. Rinne                  -0-              N/A             N/A             N/A               N/A          N/A           N/A

James F. Mills, Jr.(3)            -0-              N/A             N/A             N/A               N/A          N/A           N/A

Paul Richardson                 1,000(2)          0.50          1.0625          1.0625          12/31/10          687         1,814

         ---------------
(1) The dollar amounts under these columns result from calculations assuming the indicated growth rates in accordance with Securities and Exchange Commission regulations and are not intended to forecast the actual appreciation of the Common Stock.
(2)      Granted pursuant to automatic grants to directors under the Director
         Plan.
(3)      Mr. Mills left the Company effective March 31, 2001.

OPTION EXERCISES AND VALUES

      The table below provides information as to exercises of options under the Key Personnel Plan and the Director Plan by the named executive officers reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officers. The Company has granted no stock appreciation rights.

                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                      NUMBER OF                  VALUE OF UNEXERCISED
                                NUMBER OF                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                               SECURITIES                            OPTIONS/SARS                       /SARS
                               UNDERLYING                         AT FISCAL YEAR-END           AT FISCAL YEAR-END($)(1)
                                 OPTIONS         VALUE       ----------------------------    ----------------------------
NAME                           EXERCISED(#)     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           ------------     --------     -----------    -------------    -----------    -------------
Dr. Charles W. Birkett             -0-            -0-          265,000         17,000            $567           $283

Paul Richardson                    -0-            -0-          174,333          7,667            $567           $283

Charles H. Rinne                   -0-            -0-           33,333         16,667             -0-            -0-

James F. Mills, Jr.(2)             -0-            -0-              -0-            -0-             -0-            -0-

(1) Options are classified as "in-the-money" if the market value of the underlying Common Stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $1.00, the per-share market value of the underlying Common Stock as of December 31, 2000. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the Common Stock at the time of exercise and are thus dependent upon future performance of the Common Stock.
(2)   Mr. Mills left the company effective March 31, 2001.


COMPENSATION COMMITTEE REPORT

        Decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's Director Plan, are made by the Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director. It is the responsibility of the Compensation Committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company's stockholders and the Company. Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by directors Nelson and O'Neil in their capacity as the Compensation Committee.

Compensation Philosophy and Policies for Executive Officers

        The Company believes that the executive compensation program should align the interests of stockholders and executives. The Company's primary objective is to provide high quality patient care while maximizing stockholder value. The Compensation Committee seeks to forge a strong link between the Company's strategic business goals and its compensation goals.

        The Company's executive compensation program is consistent with the Company's overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company's strategic objectives, as stated below, the greater the Company's success on both a short-term and long-term basis.

        The Company's executive compensation program has been designed to support the overall Company strategy and objective of creating stockholder value by:

         - Emphasizing pay for performance by having a significant portion of executive compensation "at risk."

         - Directly aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices, which have value to the executives only through stock appreciation over the long run.

         - Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

         - Appropriately balancing the Company's short-term and long-term business, financial and strategic goals.

        The Company's strategic goals are:

         - Profitability: To maximize financial returns to its stockholders, in the context of providing high quality service.

         - Quality: To achieve leadership in the provision of relevant and high quality health services.

         - Growth: To expand the operations of the Company in such a manner as not to imperil the achievement of other objectives.

         - Stability: To be seen as a desirable employer and a responsible corporate citizen.

        Currently, the Company's executive compensation program is composed of three components: base salary, annual cash incentive (i.e., bonus) and long-term incentive opportunity through nonqualified stock options. When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues.

Base Salary

        The base salaries of the Company's executives are listed in the Summary Compensation Table in this Proxy Statement and are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee considers achievement of the Company's strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the Compensation Committee seeks to confirm base salaries for all executive officers at the market rate, as determined from information gathered by the Company from an independent compensation consulting firm and other outside sources.

Annual Incentives

        Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 80% of the available bonus percentage for each executive is tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors.

        Company executives may earn a bonus of up to 35% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance against these goals is determined on an arithmetic scale with the pre-established weighting.

        With the exception of Mr. Richardson, no bonuses were awarded to the Company's named executives with respect to 2000, 1999 and 1998. Mr. Richardson was awarded bonuses with respect to his role as Chief Executive Officer of the Company's Canadian operating subsidiary of $13,237, $12,438 and $10,436 for 2000, 1999 and 1998, respectively.

Long-Term Incentives

        The Company's long-term incentive compensation program consists of nonqualified stock options which are related to improvement in long-term stockholder value. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term stockholders.

        The option grants to executive officers offer the right to purchase shares of Common Stock at their fair market value on the date of the grant. These options will have value only if the Company's stock price increases. The number of shares covered by each grant is intended to reflect the executive's level of responsibility and past and anticipated contributions to the Company.

        In 2000, there were no awarded grants under the Key Personnel Plan by the Compensation Committee.

Chief Executive Officer Compensation

        Securities and Exchange Commission regulations require corporate compensation committees to disclose the bases for the compensation of a corporation's chief executive officer relative to such corporation's performance.

        Dr. Birkett, the Company's Chief Executive Officer, is eligible to participate in the same executive compensation plans that are available to the other senior executive officers, which plans are described above. The Compensation Committee's general approach in setting Dr. Birkett's annual compensation is derived from the same considerations described above: to be competitive with the compensation plans of other U.S. public health care corporations of similar size while having a large percentage of his annual incentive compensation based upon specific, corporate-wide operating performance criteria.

Tax Regulation as to Limited Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1.0 million in 2000 and, accordingly, to date the Company has not adopted a policy in this regard.

        THE FOREGOING REPORT IS SUBMITTED BY ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE AS
FOLLOWS: EDWARD G. NELSON AND WILLIAM C. O'NEIL, JR.


                     AUDIT COMMITTEE REPORT AND DISCLOSURES

AUDIT COMMITTEE REPORT

        The Audit Committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. Among other things, the Audit Committee reviews and discusses with management and with the Company's outside auditors the results of the year-end audit of the Company, including the audit report and audited financial statements.

        All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to Rule 4200(a)(15) of the NASD's listing standards. The Board has adopted a written charter of the Audit Committee, which is included as Exhibit B to this Proxy Statement.

        In connection with its review of the Company's audited financial statements for the fiscal year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Audit Committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Arthur Andersen LLP their independence from the Company. The Audit Committee has determined that the provision of non-audit services rendered by Arthur Andersen LLP to the Company is compatible with maintaining the independence of Arthur Andersen LLP from the Company.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.
                                                            J. BRANSFORD WALLACE
                                                          WILLIAM C. O'NEIL, JR.
                                                                EDWARD G. NELSON
                                              The Members of the Audit Committee

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 furnished to it and any amendments thereto, or written representations from certain reporting persons that no Form 5's were required for such persons, the Company believes that, during the 2000 fiscal year, its executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee consists of directors Nelson and O'Neil. No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company. Former director Morris A. Perlis, an affiliate of Counsel Corporation (together with various of its subsidiaries, "Counsel"), served on the Compensation Committee through May 1995.


                        COUNSEL CORPORATION RELATIONSHIP

        Advocat was organized in 1994 with the transfer of the long-term care business of Counsel and Diversicare Inc. ("Diversicare") to the Company. In an initial public offering on May 10, 1994 (the "Offering"), 100% of the Company's Common Stock was sold to the public. Following the Offering, neither Counsel nor Diversicare retained any ownership interest in the Company. Various agreements among the parties (the "Transfer Agreements") governed the Offering and the transfer of certain assets of Counsel and Diversicare to the Company. The Transfer Agreements and certain subsequent agreements and amendments continue to govern various other matters between the Company and Counsel.

        Pursuant to the Transfer Agreements, the Company received the outstanding capital stock of a Counsel subsidiary that held the general partnership interest in a nursing home partnership managed by Advocat and leasehold interests in all of the nursing homes and retirement centers then owned or leased by Counsel. Eleven facilities owned by Counsel are now leased by the Company under three separate leases as follows:

                                                                                    APPROXIMATE
                NUMBER OF                              INITIAL OR CURRENT           BASE RENTAL
               FACILITIES              LOCATION            LEASE TERM                 PAYMENT
               ----------              --------        -------------------        ----------------

                   3                   Florida         through August 2002        $1,185,000/year*

                   3                   Texas           through May 2004           $205,000/year

                   5                   Canada          through May 2004           $990,000/year*

---------------
 * Subject to yearly increases not to exceed 3% of the prior year's rent.

        Pursuant to the Transfer Agreements, Advocat received a management agreement covering seven Canadian facilities affiliated with Counsel. The management agreement is for a term of 10 years through April 2004, with base management fees equal to $1,000,000 Canadian (approximately $668,000 U.S.) per year (at the December 31, 1999 exchange rate) and an additional incentive management fee equal to 11.8% of net operating income as defined. Management fees generated under this contract in 2000 were approximately $1.3 million.

        Pursuant to the Transfer Agreements, the Company received the leases and all leasehold rights and obligations thereunder previously held by Counsel with respect to 19 nursing homes and two assisted living facilities leased from Omega Healthcare Investors, Inc. ("Omega") under a master lease. In connection therewith, Advocat provided a replacement security deposit letter of credit in the amount of $3.8 million in favor of Omega, assumed all future obligations with respect to the master lease, and agreed to indemnify Counsel and its affiliates with respect to any obligations related to the master lease. The Company also leases from Counsel three Florida facilities encumbered by a participating mortgage in favor of Omega.

        Effective October 1, 2000, the Company entered into agreements which modified existing debt and lease agreements as follows:

        During 1998, 1999 and through September 30, 2000, the Company leased 30 nursing homes from Omega Healthcare Investors, Inc. ("Omega") under various terms and lease agreements. On November 8, 2000, the Company entered into a 10-year restructured lease agreement (the "Settlement and Restructuring Agreement") with Omega. The Settlement and Restructuring Agreement, effective as of October 1, 2000, provides for reduced future lease costs under an amended lease agreement covering all nursing homes leased from Omega (the "Omega Master Lease"). The initial term of the Omega Master Lease is ten years, expiring September 30, 2010, with an additional ten-year renewal term at the option of the Company, assuming no defaults. Under the Settlement and Restructuring Agreement, Omega has agreed to waive all defaults under the previous Omega lease agreements.

        As settlement for outstanding lease payments owed to Omega for the period prior to the Settlement and Restructuring Agreement, Omega agreed to accept a $3,000,000 payment from the Company. The payment to Omega was funded through Omega's draw upon a then outstanding letter of credit from the Company's bank lender. Prior to the Settlement and Restructuring Agreement, the Company was required to provide letters of credit totaling $4,950,000 in favor of Omega as security for its obligations under the Omega Master Lease. Pursuant to the Settlement and Restructuring Agreement, Omega agreed to draw $3,000,000 on the outstanding letters of credit and to terminate the remaining $1,950,000 letters of credit. The $3,000,000 letter of credit draw was converted into a $3,000,000 non-interest-bearing promissory note payable to the bank lender (the "Non-Accrual Note"). The entire balance of the Non-Accrual Note is due on January 15, 2002.

        As payment for Omega entering into the Settlement and Restructuring Agreement, the Company agreed to issue Omega a subordinated note payable (the "Subordinated Note") in the amount of $1,700,000. Interest on the Subordinated Note accrues at an annual rate of 7.0% (beginning effective October 1, 2000) with any unpaid principal and interest becoming due on September 30, 2007. Payments of principal and interest on the Subordinated Note are subordinated to the payment in full of the Non-Accrual Note.

        As further payment for Omega entering into the Settlement and Restructuring Agreement, the Company agreed to issue Omega 393,658 shares of the Company's Series B Redeemable Convertible Preferred Stock. The Company's Series B Redeemable Convertible Preferred Stock has a stated value of $3,300,000 and carries an annual dividend rate of 7% of the stated value. The dividends accrue on a daily basis whether or not declared by the Company and compound quarterly. Dividend payments on the Series B Redeemable Convertible Preferred Stock are subordinated to the payment in full of the Non-Accrual Note. The Series B Redeemable Convertible Preferred Stock shares have preference in liquidation but do not have voting rights. The total redemption value is equal to the stated value plus any accrued but unpaid dividends. The liquidation preference value is equal to the redemption value. The holders of the Series B Redeemable Convertible Preferred Stock may convert their preferred shares and accrued dividends to common stock at their option at any time based on a conversation price per share of $4.67, subject to adjustment.

        Beginning on the earlier of a default under the Omega Master Lease agreement or September 30, 2007, Omega has the right to require the Company to redeem the Series B Redeemable Convertible Preferred Stock shares at the redemption price of $3,300,000 plus accrued and unpaid dividends. At December 31, 2000, total accrued but unpaid dividends amounted to $58,000 ($.15 per share) and, accordingly, the aggregate redemption value on the Series B Redeemable Convertible Preferred Stock was $3,358,000 and the per share redemption value was approximately $8.53.

        During 1992, the Company entered into an agreement with Omega whereby 21 of the Company's facilities were sold to Omega and leased back to the Company. In conjunction with this sale/leaseback, the Company entered into a participating mortgage with Omega on three other facilities. The net gain on the sale/leaseback was deferred in accordance with sale/leaseback accounting and was being amortized by the Company over the related lease term as a reduction in lease expense. As of September 30, 2000, the net deferred gain totaled $2,862,000. Pursuant to the amended Omega Master Lease and the issuance of the Subordinated Note and the Series B Redeemable Convertible Preferred Stock to Omega effective October 1, 2000, total deferred lease costs of $5,000,000 were recorded by the Company. The $2,862,000 of remaining deferred gain on the 1992 sale/lease-back has been reflected as a reduction of the $5,000,000 in new deferred lease costs, resulting in net deferred lease costs of $2,138,000 as of October 1, 2000. The net deferred lease costs are being amortized as lease expense over the initial ten-year term of the Omega Master Lease. As of December 31, 2000, net deferred lease costs totaled $2,085,000.

        The Company owns all of the outstanding stock of Diversicare General Partner, Inc. ("DGPI"), the corporate General partner of Texas Diversicare Limited Partnership, a Texas limited partnership ("TDLP"), which owns six nursing homes. At the time of the Offering, Counsel and various affiliates owned approximately 31% of the limited partnership interests of TDLP. The Company also received a mortgage on the TDLP properties of approximately $7.5 million, which mortgage calls for monthly principal and interest payments of $73,500. The mortgage balance at December 31, 2000 was approximately $6.6 million.

        The Company has provided a cash flow guarantee to TDLP in a Partnership Services Agreement dated November 2, 1990 (the "TDLP Services Agreement"), obligating the Company to provide monthly, interest-free loans to TDLP (the "Cash Flow Loans") to the extent that 99% of Distributable Cash (as defined in the TDLP Services Agreement) is less than the Guaranteed Monthly Return (as defined in the TDLP Services Agreement). Any Cash Flow Loans made to TDLP will be repaid to the extent that 99% of Distributable Cash exceeds the Guaranteed Monthly Return. The obligation of the Company to TDLP under the cash flow guarantee terminates on August 31, 2001, and any remaining amounts outstanding under the Cash Flow Loans will be forgiven on that date. As of December 31, 2000, the outstanding amount of Cash Flow Loans was approximately $5.8 million. In addition, approximately $4.7 million of management fees due the Company were unpaid at December 31, 2000. Reflecting payment of these management fees would result in a corresponding increase in the Cash Flow Loans. Over the life of TDLP through December 31, 2000, the Company and its predecessors have earned additional management fees in the amount of approximately $4.7 million and have recognized principal amounts under the mortgage in the amount of $921,000. These amounts have been recorded as paid, and there have been corresponding increases to the recorded advances to TDLP as a result. The Company considers such amounts reversible to the extent they have been funded with advances to TDLP.

        Under TDLP's Amended and Restated Partnership Agreement dated August 30, 1991 (the "TDLP Partnership Agreement"), the limited partners of TDLP have the right to cause DGPI to repurchase up to 10% of their partnership units annually for five years (up to a maximum of 50% of the total partnership units outstanding) beginning in January 1997 (the "Put Option"). The 10% maximum per year is not cumulative. The purchase price for the partnership units is based on the "Adjusted Net Unit Price" (as defined in the TDLP Partnership Agreement) plus DGPI's assumption of a pro rata portion of the Cash Flow Loans and the mortgage receivable. Units purchased by DGPI under the Put Option do not have voting rights with respect to any matters coming before TDLP's limited partners. Pursuant to its repurchase obligation under the Put Option, the Company has purchased a cumulative 32.6% of the TDLP's partnership units for approximately $2,057,000 in cash, plus assumption of pro rata portions of the Cash Flow Loans of $1,284,000 and the mortgage receivable of approximately $2,248,000.

        Diversicare Canada Management Services Co., Inc., an indirect, wholly-owned subsidiary of the Company ("DCMS"), manages two facilities owned by Diversicare VI, an affiliate of Diversicare, pursuant to a Management and Guaranteed Return Loan Agreement dated as of November 30, 1985, as amended (the "Guaranteed Return Loan Agreement"), which expires on December 31, 2005. In connection with the Guaranteed Return Loan Agreement, DCMS loaned Diversicare VI approximately $800,000 to repay indebtedness to Counsel and, additionally, $750,000 to make expansions and improvements upon the two managed facilities. These loans are secured by second, third and fourth mortgage security interests in the assets of Diversicare VI. Each loan bears interest at 8% and is being repaid over the life of the Guaranteed Return Loan Agreement. The balance due from Diversicare VI with respect to these loans totaled approximately $595,000 at December 31, 2000.

        Under the Guaranteed Return Loan Agreement, DCMS is entitled to receive a management incentive fee through the Guarantee Period based on Diversicare VI's distributable cash and proceeds of sales or refinancings, net of various expenses and distributions. Pursuant to an Agreement with DCMS dated February 6, 1995, Counsel is entitled to receive 50% of DCMS's incentive management fees payable under the Guaranteed Return Loan Agreement after payment to DCMS of $107,000 Canadian (approximately $71,000 U.S.) per year. The Guaranteed Return Loan Agreement generated revenues to DCMS for the year ended December 31, 2000 of approximately $560,000, including management incentive fees. During the Guarantee Period, DCMS may not distribute to its shareholder (Diversicare Leasing Corp., a wholly-owned subsidiary of Advocat) more than 25% of DCMS's pre-tax profits.

        Pursuant to the Transfer Agreements, the Company has been granted the right to offset against payments owed from the Company to Counsel and Counsel has been granted the right to offset against payments owned from Counsel to the Company, up to $1.0 million Canadian (approximately $668,000 U.S.) per year to the extent that either party does not receive the payment of the obligations owned by either party to the other. The terms of the offset agreement provide that the party exercising offset rights will not be in default with respect to its obligations to the other party to the extent such obligations are not paid pursuant to the provisions of the offset. The obligations of the Company to Counsel under the leases and management contracts between the Company and Counsel provide that a default under one agreement constitutes a default under each of the leases and management contracts.


                              CERTAIN TRANSACTIONS

        Mr. Wallace, a director of the Company is Chairman Emeritus of Willis Corporation ("Willis"). Beginning in early 2000, Willis provides the Company with substantially all of its liability insurance and provides the Company with certain bonds required in the operation of the Company's business. The Company believes the cost of these products and services are consistent with the cost from an independent third-party. Mr. Wallace abstains from voting with respect to all transactions between the Company and Willis.

        The Company owns a 32% equity interest in The Concorde Joint Venture ("Concorde") a retirement home located in Penticton, British Columbia. The Company also manages Concorde pursuant to a 5 year management agreement which provides for management fees of 3% of gross revenues plus 5% of operating income. Dr. Birkett and Mr. Richardson each own an approximate 4% interest in Concorde. During 2000, The Concorde paid $62,000 (Canadian) in management fees to the Company. The Company believes the terms of the management agreement are consistent with similar management agreements between unrelated parties.

        In connection with an acquisition, effective October 1, 1997, the Company entered into leases with or obtained subleases from the former principal owners of Pierce Management Group with respect to 14 assisted living facilities, an office building, and a manager's home. These leases provide for annual payments of approximately $4.0 million. Effective with the acquisition, Guy Pierce and A. Steve Pierce entered into a two-year employment agreement and a three-year consulting agreement, respectively, with the Company. Guy Pierce and
A. Steve Pierce are no longer in the employ of the Company.

        For a discussion of the relationships between the Company and its other affiliates, directors, officers, and principal stockholders, please see "Stock Ownership of Directors, Executive Officers and Principal Holders," "Executive Officers," "Proposal 1: Election of Directors," "Compensation Committee Interlocks and Insider Participation" and "Counsel Corporation Relationship."

                             STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total return of the Company with that of the S&P Smallcap 600 Index, a peer group index for the last five years. Cumulative return assumes $100 invested in the Company or respective index on December 31, 1994 with dividend reinvestment through December 31, 2000. The peer group includes Beverly Enterprises, Inc.; HCR Manor Care, Inc.; Integrated Health Services, Inc.; Mariner Post-Acute Network, Inc.; National Healthcare Corp.; Genesis Health Ventures and Sun Healthcare Group, Inc.

        To date, the Company has not tied executive compensation to stock performance. The future impact of stock performance on executive compensation, if any, will be determined by the Compensation Committee and management.

                                     Cumulative Total Return
                            -----------------------------------------
                            12/95   12/96    12/97    12/98    12/99



ADVOCAT INC.                100.00   65.17    76.40    49.44     1.39
S & P SMALL CAP 600         100.00  121.32   152.36   156.52   175.93
OLD PEER GROUP              100.00  113.74   144.49    70.22    28.79
NEW PEER GROUP              100.00  115.57   137.64    64.08    25.73

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         All directors generally hold office for three-year terms and then until their successors have been duly elected and qualified. The Board of Directors of the Company is divided into three classes. The term of the Class 1 director will expire at this Annual Meeting of Stockholders; the term of the Class 2 directors will expire at the 2002 Annual Meeting of Stockholders; and the term of the Class 3 directors will expire at the 2003 Annual Meeting of Stockholders (and in all cases when their respective successors are duly elected and qualified). At each annual meeting, successors to the class of directors whose term expires at such meeting will be elected to serve for a three-year term and until their successors are duly elected and qualified.

         Directors who are not officers, employees or consultants of the Company (currently directors Furlong, Nelson, O'Neil and Wallace) receive a director's fee of $10,000 annually, $1,000 per board meeting attended and $500 per committee meeting attended (except when held on the same day as board meetings). Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director.

         The Board of Directors proposes that two nominees indicated below be elected as a Class 1 directors to serve for a three-year term until their successors are duly elected and qualified. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

                   NOMINEES FOR ELECTION OF CLASS 1 DIRECTORS

                                              DIRECTOR
NAME OF NOMINEE                     AGE         SINCE             PRINCIPAL OCCUPATION LAST FIVE YEARS
---------------                     ---      ----------           ------------------------------------
CLASS 1 DIRECTOR:

William C. O'Neil, Jr.              66       Inception            Member of the Board of Directors of the Company; Chief
                                                                  Executive Officer of TuitionFund Inc. from 1999 to
                                                                  present; Chairman of ClinTrials from September 1989 to
                                                                  1998; President and Chief Executive Officer of
                                                                  ClinTrials from September 1989 to February 1, 1998;
                                                                  Director of American HealthWays, a specialty health
                                                                  care service company; Director of Sigma Aldrich Corp.,
                                                                  a manufacturer of research chemicals; and Director of
                                                                  Central Parking.

                                              DIRECTOR
NAME OF NOMINEE                     AGE         SINCE             PRINCIPAL OCCUPATION LAST FIVE YEARS
---------------                     ---      ----------           ------------------------------------
Joseph F. Furlong, III              52       March 2001           Member of the Board of Directors of the Company; Chairman,
                                                                  President and Chief Executive Officer of American HomePatient,
                                                                  a company providing home health care products from November
                                                                  1998 to present; member of Board of Directors of American
                                                                  HomePatient from 1994 to present; President of Adirondack
                                                                  Capital Advisors, a merchant bank focused on healthcare from May
                                                                  1996 to present; a partner in Colman Furlong & Co., a merchant bank providing financial advisory services. Mr. Furlong also serves a Director of Cleartrack Information Network, a company which provides integrated logistics information products and services.

                                                CONTINUING DIRECTORS

CLASS 2 DIRECTORS
-----------------
Paul Richardson                     52       Inception            Executive Vice President and a Member of the Board of
                                                                  Directors of the Company; President and Chief Executive
                                                                  Officer of the Company's Canadian operating subsidiary;
                                                                  President and Chief Operating Officer of the Company
                                                                  from May 1994 through February 1997; Executive Vice
                                                                  President of Diversicare from September 1991 to May
                                                                  1994; President of DMS from November 1991 through
                                                                  February 1997; President of DLC from May 1994 through
                                                                  February 1997; Executive Vice President of DINC from
                                                                  March 1991 to May 1994.

                                              DIRECTOR
NAME OF NOMINEE                     AGE         SINCE             PRINCIPAL OCCUPATION LAST FIVE YEARS
---------------                     ---      ----------           ------------------------------------
J. Bransford Wallace                 69     February 1997         Member of the  Board of Directors of the Company;
                                                                  Chairman Emeritus of Willis Corroon Corporation, an
                                                                  international provider of insurance services, from
                                                                  April 1994 to present; Chairman of Global Retail
                                                                  operations and Director of Willis Corroon Group, PLC
                                                                  from October 1990 to January 1994; Director of Bank of
                                                                  America; founding Chairman of the Quality Insurance
                                                                  Congress, an organization emphasizing quality in the
                                                                  insurance industry.

CLASS 3 DIRECTORS
-----------------
Charles W. Birkett, M.D.            64      Inception             Chief Executive Officer and Chairman of the Board of
                                                                  Directors of the Company; President, Chief Executive
                                                                  Officer and a director of Diversicare from September 1991
                                                                  to May 1994; Director of Counsel Corporation from 1983 to
                                                                  May 1994; Chairman of the Board of  Directors and Chief
                                                                  Executive Officer of DMS from September 1991 to present;
                                                                  Chairman of the Board of Directors and Chief Executive
                                                                  Officer of DLC from May 1994 to present; and President of
                                                                  DINC from February 1980 to May 1994.

Edward G. Nelson                    69      Inception             Member of the Board of Directors of the Company; Chief
                                                                  Executive Officer and President of Nelson Capital Corp., a
                                                                  merchant banking firm, from January 1985 to present;
                                                                  Director of Central Parking Systems, Inc., an operator of
                                                                  parking facilities ("Central Parking"); Director of
                                                                  Berlitz International, Inc., a language services company;
                                                                  Director of ClinTrials Research, Inc. a contract research
                                                                  organization ("ClinTrials"); Trustee of Vanderbilt
                                                                  University.

         The Board of Directors currently has standing Audit, Executive, and Compensation Committees. The Board of Directors does not have a nominating committee.

         The Executive Committee presently is composed of three directors:
Birkett, Furlong, and Nelson. The Delaware General Corporation Law and the Company's Bylaws provide that the Board may designate such a committee from their number to carry out the functions of the Board as permitted by law. Between meetings of the Board, the Executive Committee may exercise all powers of the Board. During 1999, the Executive Committee held no separate meetings.

         The Audit Committee presently is composed of three directors: Wallace, Nelson and O'Neil. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit function, and review and setting of internal policies and procedures regarding audits, accounts and financial controls. During 2000, the Audit committee held three meetings.

         The Compensation Committee presently is composed of two directors:
Nelson and O'Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company's compensation plans and general review of the Company's employee compensation policies. During 2000, the Compensation Committee held one meeting and unanimously adopted one written consent action.

         During the Company's fiscal year ended December 31, 2000, its Board of Directors held three regular meetings and unanimously adopted two written consent actions. Each director named above, during the period in which he served in 2000, attended meetings or executed written consent actions with respect to at least 75% of the meetings and consent actions of the Board of Directors and of the committees on which he or she served.

         A plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to be voted is required to elect the nominee. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2:

                AMENDMENT TO 1994 NONQUALIFIED STOCK OPTION PLAN
               FOR DIRECTORS INCREASING SHARES AVAILABLE FOR GRANT

         On March 3, 1994, the Company's Board of Directors and stockholders approved the adoption of the 1994 Nonqualified Stock Option Plan for Directors (the "Directors Plan"), under which options to purchase shares of the Company's Common Stock are available for grant to directors of the Company, providing an equity interest in the Company and additional compensation based on appreciation of the value of such stock.

         Since its inception the Company has had stock option plans for both Directors and Senior Management. The purpose of such plans is to align the interest of shareholders, directors and managers through an opportunity to participate in equity enhancement. Currently issued options are at prices significantly higher than the Company's share value over the past couple of years and thus of little or no incentive value. The traditional methodology of "re-pricing" options has a negative impact on the Company as a result of new requirements under generally accepted accounting principals. Consequently, the Company has determined it advisable to issue additional options under the existing plan, cognizant of the fact that all but 10,000 of the 107,000 options outstanding as of December 31, 2000 under the Directors Plan are at prices in excess of $5.50 per share. To do so requires shareholder approval to extend the number available under the Directors Plans by 150,000 options. The Company feels the proposed expansion of available options to be both reasonable and prudent.

         During the Company's most recent fiscal year, 2000, options to purchase 5,000 shares at exercise prices of $1.0625 per share were granted under the Directors Plan to directors of the Company. Options to purchase 15,000 shares at an exercise price of $1.09858 were granted to Mr. Furlong on March 8, 2001 when he became a member of the Board of Directors. On April 9, 2001, options to purchase 90,000 shares were granted under the Directors Plan, 22,000 of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Directors Plan. As of April 10, 2001, there were outstanding under the Directors Plan options, contingent and otherwise, to purchase 212,000 shares of Common Stock. Of these outstanding options, 97,000 are priced in excess of $5.50 and have expiration dates ranging from May 2004 to December 2008.

         The Directors Plan provides that the exercise price of an option shall be equal to the fair market value of the Common Stock on the trading day next preceding the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

         The maximum term of any option granted pursuant to the Directors Plan is 10 years. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the Directors Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.

         Each director of the Company is granted an option to acquire 15,000 shares upon the date of his or her election to the Board of Directors. Furthermore, each director who is on the last day of the Company's fiscal year and who has been for at least six months during such fiscal year a director is granted an option to acquire 1,000 shares. On April 9, 2001 each Director was granted an option to purchase 15,000 shares at a purchase price of $0.35.

         The number of shares of Common Stock that may be granted under the Directors Plan or under any outstanding options granted thereunder will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

         Generally, no option may be exercised until the holder has been a director of the Company continuously for at least three months from the date of grant. In the event the option holder dies, his or her legatee, distributee or representative may exercise the option for a period of 12 months following the holder's death. In the event the option holder is terminated as a director by reason of disability, the holder or his or her representative may exercise the option not later than 12 months after the day of such termination. If the employment of an Option Holder is terminated from "cause" as defined in the Directors Plan, the unexercised options expire. In the event the option holder is terminated as a director for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination.

         In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right, immediately prior to the dissolution, sale, merger or consolidation, to exercise his or her options, in whole or in part.

         No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a stock option under the Directors Plan. Upon an optionee's exercise of a stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

         As originally adopted, the Directors Plan allowed for the purchase of up to 140,000 shares of Common Stock and in 1996 the Directors Plan was amended to allow for the purchase of up to 190,000 shares of Common Stock. As of April 10, 2001, options to purchase 10,000 shares have been exercised, options to purchase 76,000 shares have expired and options to purchase 212,000 shares of Common Stock remain outstanding. The Board of Directors has unanimously adopted a proposed amendment to the Company's Directors Plan to increase the number of shares of Common Stock reserved for issuance from 190,000 shares to 340,000 shares. The purpose of the amendment is to allow for additional grants of options under the Directors Plan for both existing and potentially new directors. A copy of the proposed amendment is attached hereto as Exhibit A. For a description of benefits received and to be received under the Directors Plan as proposed to be amended, see "New Plan Benefits" below.

         A majority of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to be voted is required to amend the Directors Plan. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE DIRECTORS PLAN AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.

                                   PROPOSAL 3:

         AMENDMENT TO 1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
             FOR KEY PERSONNEL INCREASING SHARES AVAILABLE FOR GRANT

         On March 3, 1994, the Company's Board of Directors and stockholders approved the adoption of the 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Key Personnel Plan"), under which options to purchase shares of the Company's Common Stock are available for grant to consultants, advisors, directors and employees of the Company, providing an equity interest in the Company and additional compensation based on appreciation of the value of such stock.

         The purpose of the Key Personnel Plan is to align the interest of shareholders and managers through an opportunity to participate in equity enhancement. Currently issued options are at prices significantly higher than the Company's share value over the past couple of years and thus of little or no incentive value. The traditional methodology of "re-pricing" options has a negative impact on the Company as a result of new requirements under generally accepted accounting principals. Consequently the Company has determined it advisable to issue additional options under the existing plan, cognizant of the fact that all but 185,000 of the 642,500 options outstanding as of December 31, 2000 are at prices in excess of $5.50 per share. To do so requires shareholder approval to extend the number available under the Key Personnel Plan by 800,000 options. Apart from the expiration of "old" options resulting from optionees leaving the employ of the company, expiration under the Key Personnel Plan begins in 2004 with 217,000 shares expiring. As a result the Company feels the proposed expansion of available options to be both reasonable and prudent.

         Since January 1, 2001, options to purchase 610,000 shares at exercise price of $0.35 per share were granted under the Key Personnel Plan to employees of the Company, 192,500 of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Key Personnel Plan. As of April 10, 2001, there were outstanding under the Key Personnel Plan options, contingent and otherwise, to purchase 1,252,000 shares of Common Stock with an aggregate market value of approximately $783,000 (based on the April 3, 2001 closing price of $ 0.625 for the Company's Common Stock). The outstanding options have expiration dates ranging from May 2004 to April 2011 and of the total, 457,500 are at prices in excess of $5.50.

         The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

         The maximum term of any option granted pursuant to the Key Personnel Plan is 10 years. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the Key Personnel Plan that expire, terminate or are canceled without having been exercised in full become available again for option grants.

         The Key Personnel Plan is administered by the Board of Directors. The Compensation Committee of the Board currently administers the plan. Subject to certain limitations, the Board and its Committee have the authority to determine the recipients, as well as the exercise prices, exercise periods, length and other terms of stock options granted pursuant to the Key Personnel Plan. In making such determinations, the Board may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

         The number of shares of Common Stock that may be granted under the Key Personnel Plan or under any outstanding options granted thereunder will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

         Generally, no option may be exercised until the holder has been employed by the Company or one of its subsidiaries continuously for at least three months from the date of grant. In the event the option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause," as defined in the Key Personnel Plan, the unexercised options expire. In the event the option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination, unless extended by agreement of the Company.

         In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right, immediately prior to the dissolution, sale, merger or consolidation, to exercise his or her options, in whole or in part.

         Either nonqualified or incentive stock options may be granted under the Key Personnel Plan. No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a nonqualified stock option. Upon an optionee's exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the Common Stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the shares of Common Stock, the optionee will recognize a capital gain to the extent the sales proceeds exceed the optionee's cost of the shares plus the previously recognized ordinary income.

         Incentive stock options granted under the Key Personnel Plan are intended to qualify for favorable tax treatment under Internal Revenue Code
Section 422. No individual may be granted incentive stock options under the Key Personnel Plan exercisable for the first time during any calendar year and having an aggregate fair market value in excess of $100,000. If the recipient of an incentive stock option disposes of the underlying shares before the end of certain holding periods (essentially the later of one year after the exercise date or two years after the grant date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the fair market value of the Common Stock on the exercise date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize a capital gain equal to the excess of the disposition price over the price paid by the recipient on the exercise date. The Company generally will not be entitled to a tax deduction for compensation expense on account of the original sales to employees, but may be entitled to deduction if a participant disposes of stock received upon exercise of an incentive stock option under the Key Personnel Plan prior to the expiration of the holding periods.

         As originally adopted, the Key Personnel Plan allowed for the purchase of up to 460,000 shares of Common Stock and in 1996 was amended to allow for the purchase of up to 560,000 shares of Common Stock and further amended in 1997 to allow for the purchase of up to 810,000 shares of Common Stock; and further amended in 1998 to allow for the purchase of up to 1,060,000 shares of Common Stock. As of April 9, 2001, no options have been exercised and options to purchase 1,252,500 shares of Common Stock remain outstanding. The Board of Directors has unanimously adopted a proposed amendment to the Company's Key Personnel Plan to increase the number of shares of Common Stock reserved for issuance from 1,060,000 shares to 1,860,000 shares. The purpose of the amendment is to allow for grants of options under the Key Personnel Plan to acquire additional shares. A copy of the proposed amendment is attached hereto as Exhibit B. For a description of benefits received and to be received under the Key Personnel Plan as proposed to be amended, see "New Plan Benefits" below.

         A majority of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to be voted is required to amend the Key Personnel Plan. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE KEY PERSONNEL PLAN AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.

                                NEW PLAN BENEFITS

         Options to acquire an aggregate of 22,000 shares of Common Stock under the Directors Plan and 192,500 shares of Common Stock under the Key Personnel Plan have been granted which are subject to approval by the stockholders of the amendment to each respective plan. The following table sets forth those granted options that are subject to adoption of the amendment and held by (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                                NEW PLAN BENEFITS

                                                        DIRECTORS PLAN                    KEY PERSONNEL PLAN
                                                 ---------------------------        -----------------------------

                                                   DOLLAR          NUMBER OF           DOLLAR           NUMBER OF
                 NAME AND POSITION              VALUE ($)(1)        UNITS(2)        VALUE ($)(1)         UNITS(3)
                 -----------------              ------------       ---------        ------------        ---------
       Charles W. Birkett, M.D.,
         Chairman and CEO                           -0-               1,400              -0-               77,000

       Paul Richardson,
       Executive Vice President and Director        -0-               1,400              -0-               38,500

       Charles H. Rinne
       President and Chief Operating Officer        -0-                 -0-              -0-               51,333

       All current executive
          officers as a group                       -0-                 -0-              -0-              192,500
          (4 persons)

       All current directors who
           are not executive                        -0-              19,200              -0-                  -0-
           officers as a group
          (4 persons)

       All employees including
         officers who are not
         executive officers as a                    -0-                 N/A              -0-                  -0-
         group (0 persons)

---------------

(1) The Dollar Value of all contingent options is -0- because the exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant. Actual dollar values that may be realized will be based on the exercise price and the market price of the Common Stock on the date of exercise and are indeterminable at this time.
(2) Number of Units references number of shares of Common Stock underlying options granted under the Directors Plan contingent upon shareholder approval. In addition, each nominee for director, if elected and still serving as a director on the last day of the Company's fiscal year, will receive an option to purchase 1,000 shares, contingent on shareholder approval of Proposal 2. Options granted under the Directors Plan and not subject to the proposed amendment to the plan are as follows: 13,600 to Dr. Birkett; 13,600 to Mr. Richardson; 13,600 to Mr. Nelson; 13,600 to Mr. O'Neil; 13,600 to Mr. Wallace; and 15,000 to Mr. Furlong.
(3) Number of Units references number of shares of Common Stock underlying options granted under the Key Personnel Plan contingent upon shareholder approval.

                                   PROPOSAL 4:

                 AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

         On March 3, 1994, the Board of Directors and stockholders approved the Company's 1994 Employee Stock Purchase Plan (the "1994 Purchase Plan"). A total of 250,000 shares of Common Stock were originally reserved for issuance under the 1994 Purchase Plan. The 1994 Purchase Plan allows employees of the Company or any of its subsidiaries that are employed at least 20 hours a week and more than five months in a calendar year to make an annual election to participate in the plan. Participants may contribute up to 10% of their monthly wages to a custodial account for purchase of the Company's Common Stock. A participating employee may discontinue his or her contributions at any time by notifying the Company. Eligible employees include all executive officers of the Company and those directors who are employed by the Company or a subsidiary. Approximately 3,110 employees are currently eligible to participate.

         As originally adopted, the 1994 Purchase Plan provided that Common Stock be purchased annually at a price per share equal to the lesser of 85% of the closing market price of the Common Stock on either the first or the last business day of the Plan Year on which the Common Stock is publicly traded (the "Exercise Price"). Also as originally adopted, if the market price of the Common Stock was less than $5.00 per share as of the Exercise Date, no Common Stock would be purchased under the 1994 Purchase Plan for that Plan Year, and contributions to the plan will be returned to the participating employees without interest. In 2000, the market price was below $5.00 per share and therefore, no shares were purchased and contributions were returned to the participating employees and no further contributions have been collected since that date. As part of this amendment, the foregoing provisions will be amended to provide that purchases will be made on a quarterly bases such that the Common Stock is purchased each quarter at a price equal to the lesser of (i) 85% of the fair market value of Common Stock on the first business day of the quarter or
(ii) 85% of the fair market value of Common Stock on the last business day of each quarter. In addition, if the market price of the Common Stock was less than $0.50 per share as of the Exercise Date, no Common Stock would be purchased under the 1994 Purchase Plan for that quarter, and contributions to the plan will be returned to the participating employees without interest.

         Employees may not be granted a right under the 1994 Purchase Plan to purchase Common Stock, during a calendar year, in excess of a total fair market value of $25,000, or be granted a right to purchase Common Stock if, following such grant, the employee would beneficially own 5% or more of the total voting power or value of all classes of the Company's stock. Rights acquired under the 1994 Purchase Plan are not transferable.

         The 1994 Purchase Plan is administered by the Board of Directors. The authority to administer the 1994 Purchase Plan includes the authority (i) to interpret the 1994 Purchase Plan and decide any matters arising thereunder, and
(ii) to adopt such rules and regulations, not inconsistent with the provisions of the 1994 Purchase Plan, as the Board may deem advisable to carry out the purpose of the plan. The 1994 Purchase Plan is to continue from year to year, however, the Board of Directors may discontinue it at any time.

         Upon termination of employment, other than by death, retirement or long-term disability, an employee immediately ceases participation in the 1994 Purchase Plan and the Company will pay to the employee the balance of any contributions made to the plan on behalf of the employee. Upon termination of employment due to death, retirement or long-term disability, the employee or his estate may elect to be paid the balance of any contributions made to the 1994 Purchase Plan on behalf of the employee. If no such election is made, such balance will be used to purchase Common Stock on behalf of the employee or his estate in the normal course under the plan.

         As originally adopted, the 1994 Purchase Plan allowed for the purchase of up to 250,000 shares of Common Stock. As of April 10, 2001, 149,675 shares had been purchased under the plan. The Board of Directors has unanimously adopted a proposed amendment to the Company's 1994 Purchase Plan to (i) increase the number of shares of Common Stock reserved for issuance from 250,000 shares to 550,000 shares; (ii) reduce the minimum purchase price to $0.50 per share and
(iii) to provide for quarterly purchases instead of annual purchases. The purpose of the amendment is to allow for employees to again be able to participate in the ownership of the Company. A copy of the proposed amendment is attached hereto as Exhibit C.

         A majority of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to be voted is required to amend the 1994 Purchase Plan. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE 1994 PURCHASE PLAN AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP was appointed by the Board of Directors to serve as the Company's Independent Public Accountants for the fiscal year ended December 31, 2000. It is expected that Arthur Andersen LLP will be appointed to serve as the Company's auditor for the current fiscal year. A representative of that firm will be present at the meeting with the opportunity to make a statement if he so desires and to respond to questions.

         In addition to performing the audit of the Company's financial statements, Arthur Andersen LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

        Audit and review of the Company's 2000 quarterly and
        annual financial statements                                     $  298,000

        Financial information systems design and
        implementation                                                  $      -0-

        All other services                                              $   60,000

All other services relate to tax compliance and planning and the audit of the financial statements of the Company's savings plan and trust.

                 DEADLINE FOR SUBMITTING STOCKHOLDERS PROPOSALS

         Any proposal by a stockholder for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company's principal offices at 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067 no later than January 24, 2002, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2002 annual meeting. Stockholders who intend to present a proposal at the 2002 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide such proposals to the Company no later than March 23, 2002.

                              AVAILABILITY OF 10-K

         Upon the written request of any record holder or beneficial owner of the Common Stock entitled to vote at the annual meeting, the Company will provide without charge, a copy of its Annual Report on Form 10-K for the year ending December 31, 2000, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission ("SEC"). The request should be mailed to: Secretary, Advocat Inc., 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067. A request via facsimile may be submitted to (615) 771-7409.

         Additionally, a copy is retrievable free of charge through the EDGAR system maintained by the SEC. The Company's SEC filings, including the Annual Report on Form 10-K, can be accessed through the Company's website: http://www.irinfo.com/avc.

                                  OTHER MATTERS

         The management of the Company is not aware of any other matters to be brought before the Annual Meeting of Stockholders. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

         EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE MAY, IF HE WISHES, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON. IN ADDITION, A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE SUCH PROXY IS VOTED.

                                                                       EXHIBIT A

                               AMENDMENT NO. 2 TO
                                  ADVOCAT INC.
                1994 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS

         Amendment No. 2 to Advocat Inc. (the "Corporation") 1994 Nonqualified Stock Option Plan for Directors reflecting the increase of the maximum number of shares reserved for issuance under the Plan as approved by the Shareholders of the Corporation by shareholder vote at the annual meeting of shareholders held June 21, 2001. Capitalized terms used in this Amendment No. 2, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Plan.

         The 1994 Nonqualified Stock Option Plan for Directors is hereby amended by striking Paragraph 3. in its entirety and inserting the following in lieu thereof:

         3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance upon the exercise of Options 340,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, reorganization, merger, consolidation, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                            - End of Amendment -

                                                                       EXHIBIT B

                               AMENDMENT NO. 4 TO
                                  ADVOCAT INC.
                1994 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                                FOR KEY PERSONNEL

         Amendment No. 4 to Advocat Inc. (the "Corporation") 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel reflecting the increase of the maximum number of shares reserved for issuance under the Plan as approved by the Stockholders of the Corporation by Stockholder vote at the Annual Meeting of Stockholders held June 21, 2001. Capitalized terms used in the Amendment No. 4, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Plan.

         The 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel is hereby amended by striking Paragraph 3 in its entirety and inserting the following in lieu thereof:

         3. STOCK SUBJECT TO THE PLAN. There will be reserved for issuance upon the exercise of Options 1,860,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, reorganization, merger, consolidation, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                            - End of Amendment -

                                                                       EXHIBIT C

                       FIRST AMENDMENT TO THE ADVOCAT INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN

         The Advocat Inc. 1994 Employee Stock Purchase Plan (the "Plan") was approved by the Board of Directors of Advocat Inc. (the "Company") on May 10, 1994, and by the Shareholders of the Company on May 10, 1994. The Plan currently provides (i) that the option period is twelve months, (ii) that 250,000 shares of the Company's common stock ("Stock") may be issued under the Plan, and (iii) that no shares may be purchased pursuant to the Plan if the per share Stock price is less than $5.00 at the end of an option period. Section 5.03 of the Plan provides that the Plan may be amended by approval of the Board of Directors and the Shareholders. The Board of Directors and the Shareholders have approved an amendment to the Plan which (i) changes the option period under the plan from twelve months to three months, (ii) increases the number of shares of Stock that may be issued under the Plan from 250,000 shares of Stock to 550,000 shares of Stock, and (iii) provides that no shares of Stock will be purchased pursuant to the Plan if the per share Stock price is less than $.50 at the end of an option period.

         THEREFORE, the Plan shall be amended as follows:

         ITEM I. The Plan shall be amended by deleting Section 2.01 in its entirety and replacing it with a new Section 2.01 so that, as amended, said
Section 2.01 shall read as follows:

         Section 2.01 The term "Anniversary Date" shall mean the first day of an Offering Period.

         ITEM II. The Plan shall be amended by deleting Section 2.15 in its entirety and replacing it with a new Section 2.15 so that, as amended, said
Section 2.15 shall read as follows:

         Section 2.15 The term "Offering Period" shall mean the period during each year of the Plan commencing on March 1, June 1, September 1, and December 1 and ending three (3) months later.

         ITEM III. The Plan shall be amended by deleting Section 3.01 in its entirety and replacing it with a new Section 3.01 so that, as amended, said
Section 3.01 shall read as follows:

         Section 3.01 Each Employee shall become eligible to be a Member of the Plan and may participate therein as of an Anniversary Date if he has been an Employee for the entire period beginning one year and one month immediately preceding the Anniversary Date and ending on the Anniversary Date; provided, however, that each Employee as of the Effective Date is eligible to be a Member for that Offering Period.

         ITEM IV. The Plan shall be amended by deleting Section 4.01 in its entirety and replacing it with a new Section 4.01 so that, as amended, said
Section 4.01 shall read as follows:

         Section 4.01 The aggregate number of shares of the Sponsoring Employer Stock which may be issued to Members under the Plan upon the exercise of the options granted hereunder shall be, and the Sponsoring Employer shall reserve, 550,000 shares of Sponsoring Employer Stock. These shares may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of common stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

         ITEM V. The Plan shall be amended by deleting the second sentence in
Section 4.02 in its entirety and replacing it with a new second sentence to
Section 4.02 so that, as amended, said second sentence to Section 4.02 shall read as follows:

         The maximum deduction shall be 10% of such Employee's normal monthly pay from his Employer as of the first day of the month immediately preceding the first day of the Offering Period.

         ITEM VI. The Plan shall be amended by deleting Section 4.05 in its entirety and replacing it with a new Section 4.05 so that, as amended, said
Section 4.05 shall read as follows:

         Section 4.05 On each Exercise Date the Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price into the Member's Contribution Account; provided, however, if the Issue Price is less than $.50 per share as of the Exercise Date, no shares will be purchased for that Offering Period. Any money remaining in a Member's Contribution Account shall be returned to the Employee without interest. If such return is not requested, the balance (representing amounts which would purchase only fractional shares) will remain in the Contribution Account to be used in the next Offering Period along with new contributions in the new Offering Period. Options granted under this Plan shall be subject to such amendment or modification as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary.

         ITEM VII. The Plan shall be amended by deleting the term "Plan Year" in every instance it appears in the Plan and replacing it with the term "Offering Period."

         Except as expressly modified and amended by this First Amendment to the Advocat Inc. 1994 Employee Stock Purchase Plan, the provisions of the Plan shall remain in full force and effect as of the date hereof.

                                                                       EXHIBIT D

                                  ADVOCAT INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

The audit committee of the board of directors shall be comprised of directors who are independent of management and Advocat Inc. (the "Company"). Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

- Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

- Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors, and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

- Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized. the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

- Review with the independent auditors, and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee, periodically should review company policy statements to determine their adherence to the code of conduct.

- Review repeals received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

- Review periodically the need to have an internal audit function. The Committee has determined that at present, because of the relative size and complexity of the Company, and the frequency and attention to operations by the full Board, that an internal audit by function is not deemed necessary.

- Inquire of management, the Company's financial and accounting personnel, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

- Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

- Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

- Review accounting and financial human resources and succession planning within the Company.

- Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

- On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

- Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

- Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

PROXY                             ADVOCAT INC.                             PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dr. Charles W. Birkett and Mr. William R. Council, III, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Advocat Inc., to be held on June 21, 2001, at 9:00 a.m. Central Daylight Time, at 1800 AmSouth Center, 315 Deaderick Street, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) Election of Class 1 Directors:

WILLIAM C. O'NEIL, JR.                                                     JOSEPH F. FURLONG, III
[ ]         FOR the nominee listed above                                   [ ]         FOR the nominee listed above
[ ]         WITHHOLD AUTHORITY to vote for the above                       [ ]         WITHHOLD AUTHORITY to vote for the above
            listed nominee                                                             listed nominee

(2) To amend the Company's 1994 Nonqualified Stock Option Plan for Directors to increase the number of shares of Common Stock reserved for issuance from 190,000 shares to 340,000 shares.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(3) To amend the Company's 1994 Incentive and Nonqualified Stock Option Plan for Key Personnel to increase the number of shares of Common Stock reserved for issuance from 1,060,000 shares to 1,860,000 shares.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                          (Continued on reverse side)

(4) To amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 250,000 to 550,000 shares.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

(5) In their discretion, or such other matters as may properly come before the meeting.

      [ ] FOR DISCRETION        [ ] AGAINST DISCRETION        [ ] ABSTAIN

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED, IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                              Dated:                                , 2001
                                                                      ---------------------------
                                                              ---------------------------------------

                                                              Dated:                                , 2001
                                                                      ---------------------------
                                                              ---------------------------------------
                                                              Signature(s) of shareholder(s) should
                                                              correspond exactly with the name(s) printed
                                                              hereon. Joint owners should each sign
                                                              personally. Executors, administrators,
                                                              trustees, etc., should give full title and
                                                              authority.